UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2026

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-7564999

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $15,525.00 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 23, 2026, Silexion Therapeutics Corp (the “Company”) reconvened (for the second time) its extraordinary general meeting (the “Meeting”), which had originally been scheduled for September 9, 2026 but had been adjourned due to the absence of a quorum to September 16, 2026, and subsequently reconvened on that date and adjourned once again to September 23, 2026. At the reconvened Meeting, holders of an aggregate of 2,208,353 ordinary shares, par value US$0.135 per share (“ordinary shares”), representing approximately 36.8% of the Company’s issued and outstanding ordinary shares, were present either in person or by proxy. Pursuant to Article 21.3 of the Company’s amended and restated articles of association (the “Articles”), following the lapse of a half hour from the scheduled commencement time of the reconvened Meeting, and in the absence of a quorum (defined as the presence of shareholders holding a majority of the Company’s issued and outstanding ordinary shares), the shareholders then present constituted a quorum for the purpose of transacting business at the Meeting.

At the reconvened Meeting, the Company’s shareholders voted on the following proposals:

(i)	Proposal 1: An increase to the authorized share capital of the Company by 175,000,000 ordinary shares, from US$2,146,500 divided into 15,900,000 ordinary shares of a par value of US$0.135 each (which is the Company’s current authorized share capital), to US$25,771,500 divided into 190,900,000 ordinary shares of a par value of US$0.135 each (the “Authorized Share Capital Increase Proposal”).

The result of the vote on the Authorized Share Capital Increase Proposal was as follows:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
536,203 (24.6%)	1,645,147 (75.4%)	27,003

(ii)

Proposal 2: Authorization of the Company’s Board of Directors (the “Board”) to effect a reverse share split of all of the Company's ordinary shares— both issued and outstanding, and authorized but unissued— at a ratio of 1-for-15, as determined and confirmed by the Board of Directors prior to the Meeting (the “Reverse Share Split Proposal”).

The result of the vote on the Reverse Share Split Proposal was as follows:

Number of Votes and % of Votes in Favor (Excluding Abstentions)	Number of Votes and % of Votes Against (Excluding Abstentions)	Abstentions
571,411 (25.9%)	1,636,939 (74.1%)	3

Based on the above vote results, neither of the two proposals presented at the Meeting received the affirmative vote of a simple majority of the shareholders present, and accordingly, neither such proposal was approved at the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: September 25, 2026	By:	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer